UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 1999


                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461


         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

On July 9, 1999, the Registrant consummated its acquisition of Convergence.com Corporation, a Georgia corporation ("Convergence"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 1999 by and among the Registrant, Convergence and C-COR Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of the Registrant ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub was merged (the "Merger") with and into Convergence, with Convergence being the surviving entity as a wholly owned subsidiary of the Registrant. As consideration for the Merger, each outstanding share of common stock of Convergence was converted into one share of the Registrant's common stock for an aggregate of 1,433,323 shares of the Registrant's common stock. Each outstanding warrant to acquire Convergence common stock was converted into a warrant to acquire Registrant's common stock for an aggregate of warrants to acquire 366,930 shares of the Registrant's common stock. The nature and amount of consideration paid in connection with the Merger was determined based on arms length negotiations between the Registrant and Convergence. Prior to the Merger, the Registrant owned 148,426 shares of Convergence's Class A Senior Convertible Stock (which was canceled pursuant to the Merger Agreement), and the Registrant was the exclusive reseller of Convergence's services and products. In addition, David R. Ames and Terry L. Wright, each an officer, director, and shareholder of Convergence prior to the Merger, became officers of the Registrant upon consummation of the Merger. The foregoing summary of the Merger is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference. The merger is being accounted for under the pooling-of-interests method of accounting and a tax-free reorganization. Effective on the date of the merger, the Registrant changed its name from C-COR Electronics, Inc. to C-COR.net Corp.


Item 7.  Financial Statements, Pro Forma Information and Exhibits

     (a)  Financial Statements of Business Acquired

          Pursuant to Item 7(a) and Item 7(b), the Registrant is required to file certain financial statements with respect to the acquisition of Convergence and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the Notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event within the time period required by Item 7(a).

     (b)  Exhibits.

          2.1 Agreement and Plan of Merger dated as of May 15, 1999 among C-COR Electronics, Inc., C-COR Acquisition Corp. and Convergence.com Corporation.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            C-COR.net Corp.
                                     (Registrant)


                            /s/ David A. Woodle
                            ----------------------------------------------
Date: July 26, 1999         By:      David A. Woodle
                            Title:   President and Chief Executive Officer